As filed with the Securities and Exchange Commission on January 23, 2025.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Icon Energy Corp.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

c/o Pavimar Shipping Co.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece
+30 211 88 81 300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Watson Farley & Williams LLP
Attention: Filana R. Silberberg, Esq.
120 West 45th Street, 20th Floor
New York, New York 10036
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Filana R. Silberberg, Esq. Watson Farley & Williams LLP 120 West 45th Street, 20th Floor New York, New York 10036 +1 (212) 922-2200 (telephone number)	Barry Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 +1 (212) 370-1300 (telephone number)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284370
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
Icon Energy Corp. (the “Registrant”) is filing this registration statement with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended. This registration statement relates to the Registrant’s prior registration statement on Form F-1 (File No. 333-284370) (together with its exhibits, the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated herein by reference.
The Registrant is filing this registration statement for the sole purpose of registering (i) additional units, each unit consisting of (a) one common share of the Company or one pre-funded warrant to purchase one common share and (b) one Class A warrant to purchase one common share, (ii) common shares issuable upon the exercise of such additional pre-funded warrants and Class A warrants, and (iii) additional warrants issuable to the placement agent for the offering to which the Prior Registration Statement and Registration Statement relate, including the common shares issuable upon exercise of such warrants. The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Prior Registration Statement.
The required opinion, consents, and fee information are filed herewith.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
5.1	Opinion of Watson Farley & Williams LLP, as to the legality of the securities being registered
23.1	Consent of Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
23.2	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1 hereto)
24.1*
Power of Attorney (included on signature page of the Registration Statement on Form F-1 (File No. 333-284370), originally filed with the U.S. Securities and Exchange Commission on January 21, 2025 and incorporated by reference)

107	Fee Filing Table

*	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 23rd day of January, 2025.

ICON ENERGY CORP.

By:	/s/ Ismini Panagiotidi
	Name:	Ismini Panagiotidi
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 23, 2025.

/s/ Ismini Panagiotidi	Chief Executive Officer (Principal Executive Officer) and Chairwoman of the Board
Ismini Panagiotidi

/s/ Dennis Psachos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dennis Psachos

/s/ Spiros Vellas	Director
Spiros Vellas

/s/ Evangelos Macris	Director
Evangelos Macris

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 23, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative in the United States

4